SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 2, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                                SIGNET GROUP plc
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


England and Wales                     0-16945                      N.A.
 (STATE OR OTHER                    (COMMISSION              (I.R.S EMPLOYER
  JURISDICTION)                     FILE NUMBER)          IDENTIFICATION NUMBER)


                                  Zenith House
                              The Hyde, Colindale,
                                 London, NW9 6EW
                                     England
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                             (011) (44 181) 905 9000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

As at August 2, 1997, the end of the most recent fiscal quarter of Signet Group plc ("Signet"), more than 50 per cent. of Signet's ordinary shares of 0.5p each ("Ordinary Shares") were held of record either directly or through American Depositary Receipts by residents of the United States. Accordingly, Signet was not a foreign private issuer as of that date. As a result, Signet will be filing shortly a Quarterly Report on Form 10-Q with respect to its results of operations for the six months ended August 2, 1997. Signet will also continue to monitor the percentage of its Ordinary Shares held by United States residents.

On August 12, 1997, Signet announced that it would be changing the number of its Ordinary Shares represented by each of its American Depositary Shares ("ADSs") with effect from September 4, 1997. From September 4, 1997 each ADS will represent 30 Ordinary Shares rather than 3 Ordinary Shares. A copy of the press release announcing the change in Signet's ADS ratio is attached hereto as
Exhibit 99 .


ITEM 7.  EXHIBITS

99. Press release entitled "Signet Group plc - Change in American Depositary Share Ratio" issued on August 12, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereto duly authorised.



                                           SIGNET GROUP PLC



DATE     September 10, 1997                BY: /s/ Walker G. Boyd
                                               -----------------------------
                                                Walker G. Boyd
                                                Group Finance Director

                                 EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION
-----------         -----------

    99. Press release entitled "Signet Group plc - Change in American Depositary Share Ratio" issued on August 12, 1997